Exhibit 10.84

EXECUTION

AMENDMENT NO. 1
TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 1 to Mortgage Loan Participation Purchase And Sale Agreement, dated as of January 30, 2015 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase And Sale Agreement, dated as of August 13, 2014  (as amended, restated, supplemented or otherwise modified from time to time,  the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 13, 2014, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA,  Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

Section 1. Definitions.  Section 1 of the Existing MLPSA is hereby amended by deleting the definitions of “Effective Date”, “Expiration Date”, “FHLMC” or “Freddie Mac”,  “FNMA” or “Fannie Mae”,  “Security Issuance Failure” and “Subsidiary” in their entirety and replacing them with the following:

“Effective Date”: Janaury 30, 2015.

“Expiration Date”: The earlier of (i) January 29, 2016, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“FHLMC” or “Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“FNMA” or “Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“Security Issuance Failure”:  Failure (a) of the Security to be issued for any reason including but not limited to Seller’s failure to perform any of its obligations under this Agreement or any other Program Document or failure to perform in Strict Compliance with the related Agency Program or (b) to cause Delivery of the Security to Purchaser or its designee (and designee has been properly notified it is holding for Purchaser).

“Subsidiary”:  With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

Section 2.     Facility Fee.  Section 2 of the Existing MLPSA is hereby amended by deleting clause (g) in its entirety and replacing it with the following:

(g)  Seller shall pay to Purchaser in immediately available funds, a non-refundable Facility Fee.  The Facility Fee shall be deemed earned in full on the Effective Date and if the Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Facility Fee shall be payable in quarterly installments, with the first (1st) installment to be paid on the Effective Date, and the remaining quarterly installments to be paid on the fifth (5th) Business Day of the month immediately following the quarterly anniversary of the Effective Date; provided that if any such day is not a Business Day, the next succeeding Business Day.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Purchaser at such account designated by Purchaser.  Upon the early termination of this Agreement, all unpaid installments of the entire Facility Fee will be due and owing and no portion of the Facility Fee shall be refunded; provided,  however, that in the event Purchaser notifies Seller in writing that it shall no longer purchase Participation Certificates from Seller in accordance with the Agreement other than due to (i) the occurrence of a Potential Default or Event of Default or (ii) Seller’s failure to satisfy the conditions precedent for Purchaser to purchase Participation Certificates from Seller in accordance with the Agreement, Purchaser shall refund to Seller a pro-rated portion of the Facility Fee. Furthermore, the Facility Fee will be prorated in the event of an increase of the Aggregate Transaction Limit.  The Facility Fee shall be withdrawn from the Seller’s Over/Under Account.

Section 3.     Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

Section 4.     Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

Section 5.     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 6.     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 7.     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.  GOVERNING LAW.  THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 9.    Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Bank of America, N.A., as Purchaser

By:	/s/ Adam Robitshek
Name:	Adam Robitshek
Title:	Vice President

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

Signature Page to Amendment No. 1 to MLPSA